Today  12/29/00
One Month Ago  11/30/00
Three Months Ago  9/29/00
Six Months Ago  6/30/00
End of Last Year  12/31/99
One Year Ago  12/31/99
Three Years Ago  12/31/97
Five Years Ago  12/29/95
Ten Years Ago  12/31/90





AUVs
                       Portfolio        Subaccount
Base ...............   Today       One Month Ago


Money Market .......          11.03       10.98483
Bond ...............          10.79       10.57541
Balanced ...........          11.83       11.682254
Capital Growth .....          12.86       12.885711
International ......          12.38       12.014811
Growth and Income ..          10.28       10.235718
Global Discovery ...          16.82       15.600324
Large Company Growth          11.06       11.176405
Small Company Growth          13.51       12.540495

Enhanced DB
Money Market .......          11.01       10.962704
Bond ...............          10.76       10.554107
Balanced ...........          11.81       11.658726
Capital Growth .....          12.84       12.859783
International ......          12.35       11.99062
Growth and Income ..          10.26       10.215113
Global Discovery ...          16.78       15.568943
Large Company Growth          11.05       11.158636
Small Company Growth          13.49       12.520564


Returns

Base ...........   Three Months Ago Six Months Ago End of LastYear One Year Ago


Money Market .......          10.88       10.73       10.46       10.464236
Bond ...............          10.39       10.11        9.83        9.830072
Balanced ...........          12.32       12.20       12.16       12.164074
Capital Growth .....          14.52       14.81       14.38       14.381711
International ......          12.75       14.14       15.92       15.924717
Growth and Income ..          10.79       10.67       10.58       10.584141
Global Discovery ...          18.67       18.34       17.88       17.88665
Large Company Growth          13.31       14.19       13.53       13.536889
Small Company Growth          17.57       18.03       17.58       17.584851

Enhanced DB
Money Market .......          10.86       10.71       10.45       10.45279
Bond ...............          10.37       10.09        9.81        9.819326
Balanced ...........          12.30       12.18       12.15       12.150783
Capital Growth .....          14.50       14.79       14.36       14.366022
International ......          12.72       14.11       15.90       15.907348
Growth and Income ..          10.77       10.65       10.57       10.572574
Global Discovery ...          18.63       18.31       17.86       17.867155
Large Company Growth          13.29       14.17       13.52       13.527852
Small Company Growth          17.54       18.01       17.57       17.573145


Returns


Base ...........   Three YearsFive Years Ten Years AInception DaInception Date


Money Market .......          9.61       8.81       7.42        5.301087
Bond ...............          9.44       8.53       5.55        3.711063
Balanced ...........          8.68       6.33       3.62        2.181073
Capital Growth .....          8.75       5.44       2.70        1.52101
International ......          8.82       7.14       4.51        3.481081
Growth and Income ..          9.46       6.02#N/A               4.4010
Global Discovery ...          9.39#N/A       #N/A               8.011043
Large Company Growth   #N/A       #N/A       #N/A              10   10
Small Company Growth   #N/A       #N/A       #N/A              10   10

Enhanced DB
Money Market .......          9.62       8.83       7.48        5.371068
Bond ...............          9.45       8.56       5.60        3.761048
Balanced ...........          8.69       6.35       3.65        2.211035
Capital Growth .....          8.76       5.45       2.72        1.541031
International ......          8.82       7.16       4.54        3.521007
Growth and Income ..          9.47       6.04#N/A               4.421092
Global Discovery ...          9.39#N/A       #N/A               8.031005
Large Company Growth   #N/A       #N/A       #N/A              10   10
Small Company Growth   #N/A       #N/A       #N/A              10   10


Returns


                      Since Inception     Since Inception
Base ........   One Month Ago  Three Months Ago   Six Month Ago   YTD


Money Market .......      0.49%       1.44%       2.85%     5.49%
Bond ...............      2.05%       3.80%       6.72%     9.79%
Balanced ...........      1.31%-3.98%        -3.03%      -2.71%
Capital Growth .....   -0.14%  -11.42%       -13.15%     -10.53%
International ......      3.05%-2.90%        -12.44%     -22.25%
Growth and Income ..      0.53%-4.67%        -3.60%      -2.78%
Global Discovery ...      7.84%-9.91%        -8.31%      -5.95%
Large Company Growth   -0.95%  -16.88%       -22.02%     -18.22%
Small Company Growth      7.80%-23.07%       -25.05%     -23.13%

Enhanced DB
Money Market .......      0.48%       1.41%       2.80%     5.39%
Bond ...............      2.04%       3.77%       6.67%     9.68%
Balanced ...........      1.30%-4.00%        -3.08%      -2.80%
Capital Growth .....   -0.15%  -11.45%       -13.19%     -10.62%
International ......      3.04%-2.92%        -12.49%     -22.33%
Growth and Income ..      0.52%-4.70%        -3.65%      -2.88%
Global Discovery ...      7.83%-9.93%        -8.35%      -6.04%
Large Company Growth   -0.96%  -16.90%       -22.06%     -18.31%
Small Company Growth      7.79%-23.09%       -25.09%     -23.20%


Base .........   One Year Ago  Three Years Ago Five Years Ago Ten Years Ago


Money Market .......       5.49%      4.72%    4.61%    4.04%
Bond ...............       9.79%      4.55%    4.80%    6.86%
Balanced ...........   -2.71%        10.87%   13.31%   12.56%
Capital Growth .....   -10.53%       13.71%   18.78%   16.89%
International ......   -22.25%       11.96%   11.62%   10.62%
Growth and Income ..   -2.78%         2.82%   11.31%#N/A
Global Discovery ...   -5.95%        21.45%#N/A     #N/A
Large Company Growth   -18.22%    #N/A     #N/A     #N/A
Small Company Growth   -23.13%    #N/A     #N/A     #N/A

Enhanced DB
Money Market .......       5.39%      4.62%    4.50%    3.94%
Bond ...............       9.68%      4.44%    4.69%    6.76%
Balanced ...........   -2.80%        10.76%   13.19%   12.45%
Capital Growth .....   -10.62%       13.59%   18.66%   16.77%
International ......   -22.33%       11.85%   11.51%   10.51%
Growth and Income ..   -2.88%         2.72%   11.19%#N/A
Global Discovery ...   -6.04%        21.33%#N/A     #N/A
Large Company Growth   -18.31%    #N/A     #N/A     #N/A
Small Company Growth   -23.20%    #N/A     #N/A     #N/A



Base ...............   Since Inception of Portfolio of Subaccount


Money Market .......       4.86%    4.86%
Bond ...............       7.15%    3.73%
Balanced ...........      11.56%    8.43%
Capital Growth .....      14.78%   12.88%
International ......       9.71%   10.81%
Growth and Income ..      13.57%    1.38%
Global Discovery ...      17.24%   28.40%
Large Company Growth       6.32%    6.32%
Small Company Growth      19.92%   19.92%

Enhanced DB
Money Market .......       4.76%    4.76%
Bond ...............       7.04%    3.63%
Balanced ...........      11.45%    8.32%
Capital Growth .....      14.66%   12.77%
International ......       9.60%   10.70%
Growth and Income ..      13.45%    1.28%
Global Discovery ...      17.12%   28.27%
Large Company Growth       6.21%    6.21%
Small Company Growth      19.80%   19.80%